MMC ENERGY, INC.
26 Broadway
Suite 960
New York, NY 10004
(212) 977-0900

MMC ENERGY, INC. STOCKHOLDERS RE-ELECT COMPANY’S DIRECTORS

New York- June 2, 2008/ PrimeNewswire/ -MMC Energy, Inc. (NASDAQ: MMCE) announced that based on the receipt of preliminary results from its annual meeting of stockholders, held May 28, 2008, stockholders have re-elected the Company’s Board of Directors nominees—Sen. Richard Bryan, Frederick W. Buckman, Denis Gagnon, Michael Hamilton, Phillip G. Harris, Peter Likins, and George Rountree, III by more than an eight-to-one margin over the dissident slate of candidates comprised of former CEO Karl Miller and others. MMC’s slate received over 10 million votes while the dissident group, which owns 1,278,775 shares, received 1,250,845 votes. Preliminary results of the election were tabulated by Georgeson, Inc., the Company’s proxy solicitation firm. Final results will be announced following final tabulation, review and certification by the independent inspector of elections, IVS Associates, Inc.

"On behalf of MMC’s Board of Directors and management team, we thank all of our shareholders for their continued support and confidence throughout this process," said MMC’s Lead Independent Director George Rountree III. "We remain focused on executing our strategic plan and delivering value to all our shareholders."

Michael Hamilton, MMC’s Chairman and Chief Executive Officer, commented "We are grateful that our shareholders and two of the nation’s leading corporate governance firms chose to support the Board’s nominees. During the past few months, we have met with a large number of our shareholders and we value their insights regarding the future of MMC."

In addition, stockholders voted to ratify the Company’s appointment once again of RSBM LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2008.

About MMC Energy, Inc.:

The Company acquires and actively manages electricity generating and energy infrastructure-related assets in the United States. The Company is traded on the NASDAQ Global Market in the United States.

The Company's mission is to acquire, directly or through joint ventures, a portfolio of small to mid-size natural gas fueled electricity generating assets, generally below 250 megawatts or ``MW.''

The Company creates long-term value for its stockholders through disciplined asset acquisitions and hands on post-acquisition asset management. The Company actively invests in electricity assets which provide essential services to key transmission constrained markets such as California, where regulatory capacity requirements and a lack of local electricity supplies make peak electricity generation facilities valuable.

To date, the Company has acquired three electricity generating assets in California, totaling 110 MW of capacity. The Company is currently in the process of upgrading two of these assets, the 100 MW MMC Chula Vista Upgrade and the 50 MW MMC Escondido Upgrade, both located in San Diego County, California, and upgraded from their current configuration at a capacity of 44MW each.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, those risks described in the Company’s Annual Report on Form 10-K, its most recent prospectus filed with the SEC on November 19, 2007 and in its other public filings. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update these forward-looking statements.

Source: MMC Energy, Inc.

Contact:

MMC Energy Inc.
Denis G. Gagnon, Chief Financial Officer
(212) 977-0900
 www.mmcenergy.com

BPC Financial Marketing
Investor Contact:
John Baldissera
(800) 368-1217